UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 10, 2019

VERSO CORPORATION

(Exact name of registrant as specified in charter)

Delaware	001-34056	75-3217389
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)
8540 Gander Creek Drive Miamisburg, Ohio 45342
(Address of principal executive offices, including zip code)

(877) 855-7243

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, par value $0.01 per share	VRS	New York Stock Exchange
Rights to Purchase Series A Junior Participating Preferred Stock, par value $0.01 per share	N/A	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 10, 2019, each of Alan Carr and Eugene I. Davis, the Co-Chairmen of the board of directors (the “Board”) of Verso Corporation (the “Company” or “Verso”), informed the Board that they will not stand for re-election at Verso’s 2019 annual meeting of stockholders (the “Annual Meeting”), to be held January 21, 2020. Mr. Carr has been a director of the Company since July 2016 and a Co-Chairman since October 2017. Mr. Davis has also been a director of the Company since July 2016 and a Co-Chairman since October 2017. Each of Mr. Carr’s and Mr. Davis’s decision to not stand for re-election was not due to any disagreement with the Company’s operations, policies or practices.

Item 8.01 Other Events.

On December 10, 2019, the Company issued a press release announcing Mr. Carr’s and Mr. Davis’s decision to not stand for re-election and the nomination of Dr. Robert K. Beckler for election at the Annual Meeting. A copy of the press release is attached hereto as Exhibit 99.1.

Additional Information and Where to Find It

In connection with the solicitation of proxies concerning the matters to be considered at the Annual Meeting, the Company has filed a preliminary proxy statement and WHITE proxy card, as well as other materials, with the Securities and Exchange Commission (“SEC”), and, in connection with the solicitation of proxies concerning the proposed sale transaction to be considered at a special meeting of stockholders (the “Special Meeting”), the Company expects to file a preliminary proxy statement, proxy card, and other materials with the SEC. WE URGE INVESTORS TO READ EACH PROXY STATEMENT (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO), THE ACCOMPANYING PROXY CARDS, AND ANY OTHER MATERIALS FILED WITH THE SEC CAREFULLY AS THEY BECOME AVAILABLE BEFORE MAKING ANY VOTING OR INVESTMENT DECISION, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE MATTERS TO BE CONSIDERED AT THE ANNUAL MEETING AND SPECIAL MEETING. Investors may obtain copies of these documents free of charge at the SEC’s website (www.sec.gov) and from the Company.

Participants in the Solicitation

The Company, its directors, executive officers and other persons related to the Company may be deemed to be participants in the solicitation of proxies from the Company’s stockholders in connection with the matters to be considered at the Annual Meeting and the Special Meeting. Information about the directors and executive officers of the Company and their ownership of Company common stock will be set forth in each of the proxy statement for the Annual Meeting and the proxy statement for the Special Meeting. Other information regarding the participants in the proxy solicitations and a description of their direct and indirect interests, by security holdings or otherwise, will also be in each of the proxy statement for the Annual Meeting and the proxy statement for the Special Meeting and other relevant materials to be filed with the SEC when such materials become available.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description of Exhibit

99.1	Press release issued by Verso Corporation on December 10, 2019

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Verso Corporation

Date: December 10, 2019	By:	/s/ Allen J. Campbell
Allen J. Campbell
Senior Vice President and Chief Financial Officer